EXHIBIT 21.1

SUBSIDIARIES OF SUBURBAN PROPANE PARTNERS, L.P.

(as of November 21, 2007)

SUBURBAN LP HOLDINGS, INC. (Delaware)

SUBURBAN LP HOLDINGS, LLC (Delaware)

SUBURBAN PROPANE, L. P. (Delaware)

SUBURBAN PROPANE GAS CORPORATION (Delaware)

SUBURBAN SALES & SERVICE, INC. (Delaware)

GAS CONNECTION, LLC (Oregon) (d/b/a HomeTown Hearth & Grill)

SUBURBAN FRANCHISING, LLC (Nevada)

SUBURBAN ENERGY FINANCE CORP. (Delaware)

SUBURBAN PLUMBING NEW JERSEY, LLC (Delaware)

SUBURBAN PIPELINE LLC (Delaware)

SUBURBAN HEATING OIL PARTNERS, LLC (Delaware) (d/b/a Suburban Propane)

AGWAY ENERGY SERVICES, LLC (Delaware)

SUBURBAN ALBANY PROPERTY, LLC (Delaware)

SUBURBAN BUTLER MONROE STREET PROPERTY, LLC (Delaware)

SUBURBAN CANTON BUCK STREET PROPERTY, LLC (Delaware)

SUBURBAN CANTON ROUTE 11 PROPERTY, LLC (Delaware)

SUBURBAN CHAMBERSBURG FIFTH AVENUE PROPERTY, LLC (Delaware)

SUBURBAN COLONIE PROPERTY LLC (Delaware)

SUBURBAN ELLENBURG DEPOT PROPERTY, LLC (Delaware)

SUBURBAN GETTYSBURG PROPERTY, LLC (Delaware)

SUBURBAN LEWISTOWN PROPERTY, LLC (Delaware)

SUBURBAN MA SURPLUS PROPERTY, LLC (Delaware)

SUBURBAN MARCY PROPERTY, LLC (Delaware)

SUBURBAN MIDDLETOWN NORTH STREET PROPERTY, LLC (Delaware)

SUBURBAN NEW MILFORD SMITH STREET PROPERTY, LLC (Delaware)

SUBURBAN NJ PROPERTY ACQUISITIONS, LLC (Delaware)

SUBURBAN NJ SURPLUS PROPERTY, LLC (Delaware)

SUBURBAN NY PROPERTY ACQUISITIONS, LLC (Delaware)

SUBURBAN NY SURPLUS PROPERTY, LLC (Delaware)

SUBURBAN PA PROPERTY ACQUISITIONS, LLC (Delaware)

SUBURBAN PA SURPLUS PROPERTY, LLC (Delaware)

SUBURBAN ROCHESTER PROPERTY, LLC (Delaware)

SUBURBAN SODUS PROPERTY, LLC (Delaware)

SUBURBAN TEMPLE PROPERTY, LLC (Delaware)

SUBURBAN TOWANDA PROPERTY, LLC (Delaware)

SUBURBAN VERBANK PROPERTY, LLC (Delaware)

SUBURBAN VINELAND PROPERTY, LLC (Delaware)

SUBURBAN VT PROPERTY ACQUISITIONS, LLC (Delaware)

SUBURBAN WALTON PROPERTY, LLC (Delaware)

SUBURBAN WASHINGTON PROPERTY, LLC (Delaware)

PLATEAU, INC. (New Mexico)